                                                                   EXHIBIT 3.11A

                             RECORD OF ORGANIZATION

                          CONWAY OFFICE PRODUCTS, INC.

                              ARTICLES OF AGREEMENT

      In accordance with the provisions of Chapter 294 of the Revised Statutes Annotated of New Hampshire, and all acts amendatory thereof or additional or supplementary thereto, we, the undersigned, being all of lawful age, do hereby associate ourselves together by these written Articles of Agreement for the purpose of forming a corporation under the Laws of the State of New Hampshire.

      Article I. The name of this corporation shall be Conway Office Products, Inc.

      Article II. The principal place of business of the corporation shall be in the City of Nashua, County of Hillsborough and State of New Hampshire.

      Article III. The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

      To engage in the business, whether under license agreement, franchise agreement or otherwise, of selling, renting, leasing and servicing office copying equipment and other types of general office machinery, accessories, and equipment, and further, to buy, sell, process, hold or otherwise deal or speculate in supplies and materials for office copying equipment and general office machinery, accessories, and equipment.

      To purchase, acquire, hold, improve, demolish, abandon, assign, sell, lease, rent and/or license the use of real estate and/or personal property; to mortgage, pledge and/or encumber the same; to erect, manage, maintain, alter and/or demolish buildings and/or other structures and improvements thereon.

      To design, manufacture, produce, import, export, buy and sell at wholesale and/or retail, lease, handle, install, erect, repair, service, distribute, contract in respect of, and otherwise generally prepare for market and deal in and with, on margin or otherwise, whether as principal, agent, factor, broker, licensor, licensee, on commission, on its own behalf or on behalf of others, or otherwise, goods, wares, commodities, merchandise, and real and personal property of every kind and description, including but not limited to stocks and bonds of domestic and foreign corporations, good will, licenses, letters patent, privileges, inventions, improvements, processes, copyrights, trade names, trade-marks and franchises, relating to or useful in any business of the Corporation.

      To acquire and pay for in cash, or in stock and bonds of this Corporation or otherwise, the good will, rights, franchises, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

      To issue bonds, debentures or obligations of this Corporation from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust, or otherwise.

      To adopt and place in full operation and effect such pension and/or profit sharing plan or plans for its officers, employees and agents as its shareholders may determine.

      To purchase, hold, cancel, reissue, sell, transfer or otherwise deal in its own securities in accordance with said Chapter as amended, provided that such securities when owned by the Corporation shall not be voted upon directly or indirectly.

      To do or transact at any time any other lawful business either within or without the State of New Hampshire, except nothing herein contained shall be construed to authorize the Corporation to transact business in any other state, territory or country, contrary to the provisions of the laws thereof, and that nothing in these purposes and powers shall be construed to give the Corporation any rights, powers or privileges not permitted by the Laws of the State of New Hampshire to corporations under Revised Statutes Annotated of New Hampshire Chapter 294, and acts amendatory thereto.

      Article IV. Meetings of the stockholders may be held either within or without the State of New Hampshire, provided, however, that no stockholders' meeting held outside the State of New Hampshire shall be valid unless within ten
(10) days thereafter there shall be filed with the Clerk of the Corporation a record of such meeting, in accordance with the requirements of RSA 294:81, sworn to under penalties of perjury by the Clerk Pro Tempore.

      Article V. The authorized capital stock of this Corporation shall consist of three hundred (300) shares of no par value stock. All stock shall be issued at such times and on such terms as the incorporators, at the organization meeting or any adjournment thereof, or the Directors may authorize and determine. No pre-emptive rights shall inure to any shares of capital stock authorized hereunder and no stockholder shall have pre-emptive or preferential rights of subscription or purchase of any capital stock of this Corporation.

      Article VI. The shares of stock of this Corporation shall be subject to the restrictions set forth herein, except in the case of

      (A) A transfer of shares to or in trust principally for the benefit of one or more of the descendants of, or a husband or wife of, a stockholder;

      (B) A transfer of the shares of a deceased stockholder to the surviving spouse, heirs, children, or legatees of such a deceased holder whether by testamentary instrument or operation of law; and

      (C) A transfer as to which the Clerk certifies under oath that the stockholders, other than the prospective transferor, have consented thereto in writing,

compliance with the subsequent provisions of the Article shall be a condition precedent to the validity of any transfer of any of said shares, whether pursuant to sale, gift, legal process or other transaction, and neither the Corporation nor any stockholder shall be required to recognize any transfer invalidated by noncompliance.

      The stockholder desiring to transfer shall mail to the Clerk an offer to sell, stating the price, which must be in dollars, and the number of shares, and his agreement that the offer may be accepted within thirty (30) days; that the offer shall be irrevocable for said period, and that payment of the price shall not be due until ten (10) days after acceptance. The offer must be accepted as a whole, but more than one stockholder may participate in such acceptance. On receipt of the offer, the Clerk shall forthwith mail copies thereof to all stockholders. Within fifteen (15) days of the mailing of said copies, each stockholder desiring to purchase all or part of the offered shares shall deliver a written statement of his desire to the Clerk with his agreement to purchase such smaller number of the shares as the Clerk may allocate to him. Failure of any stockholder to deliver such a statement shall terminate his rights as to acceptance of said offer. On expiration of said fifteen (15) days, the Clerk forthwith shall allocate the offered shares among the stockholders desiring to accept (hereinafter called participating stockholders) according to their respective desires as nearly as may be; with recognition of conflicting desires for more than the available shares proportionately to the then record holdings of each and allocation by lot of whole shares to avoid fractions, but allocating all shares so that no stockholder shall be required to purchase more than he desires. On said allocation, the Clerk shall mail all participating stockholders copies thereof. The participating stockholders shall be obligated to each other to accept the offer according to the allocation but by unanimous agreement may vary the allocation or omit some of them or include other stockholders. If there is only a single participating stockholder and he desires to accept all offered shares, the Clerk shall so notify him. The participating stockholder or stockholders shall accept the offer by mailing an acceptance to the offeror. If, pursuant to the foregoing, the offer is not accepted within thirty (30) days after it was made, or if the Clerk shall have certified at the expiration of the aforesaid fifteen (15) day period that no stockholder desires to accept or if, the offer being accepted, the price is not paid within ten (10) days of acceptance, a sale made within ninety (90) days next after said thirty-, fifteen-, or ten-day period, whichever is applicable, shall be valid, but only if within said ninety (90) days the stock is tendered for shares and at the same price (or a higher stated price) as those set forth in the offer, and if the facts stated in the affidavit are true.

      A bona fide pledgee may comply with the foregoing provisions of this subsection in the name of the pledgor, and transfers shall be made on such compliance as if compliance had been by the stockholder.

      "Mailing" as used in this subsection shall mean mailing at the Nashua, New Hampshire Post Office by ordinary mail, except that the offer and the acceptance shall be made by registered mail (but not deliver to addressee only). The offer and the acceptance shall be effective on mailing. Mailed communications to a stockholder shall be addressed to his address shown on the books of the Corporation. "Delivery" shall in any case be equivalent to mailing, and shall mean delivery in hand or at the person's place of business when open for business with some individual in attendance.

      A copy of these restrictions shall be affixed to each Certificate of Stock issued and reference to the restrictions shall appear on the face of said Certificates.

      ARTICLE VII. The first meeting of the incorporators shall be held at the offices of Hamblett, Kerrigan, LaTourette & Lopez at 11 Concord Street, in the City of Nashua and State of New Hampshire, on the 3rd day of MARCH 1976, at 8:30 o'clock in the FORE noon.

    Names                                  Addresses
    -----                                  ---------


/s/ James B. Conway                    18 Royal Crest Drive, Apt. 4,
---------------------                  Nashua, New Hampshire. 03060
James B. Conway


/s/ Jane B. Conway                     4 Southington Street,
---------------------                  Nashua, New Hampshire. 03060
Jane B. Conway


/s/ Ann N. Conway                      18 Royal Crest Drive, Apt. 4,
---------------------                  Nashua, New Hampshire. 03060
Ann N. Conway

                              ORGANIZATION MEETING

      In accordance with the Articles of Agreement, the organization meeting of Conway Office Products, Inc. was held at the offices of Hamblett, Kerrigan, LaTourette & Lopez, City of Nashua, County of Hillsborough, State of New Hampshire, on the 30TH day of MARCH, 1976, at 8:30 o'clock in the fore noon.

      There were present:

                              James B. Conway

                              Jane B. Conway

                              Ann N. Conway

being all of the incorporators.

      On motion therefor, Jane B. Conway was made Temporary Clerk and was duly sworn before a Notary Public in open meeting.

      On motion duly made and seconded, it was unanimously voted that the Corporation adopt the following By-Laws to govern the conduct of its affairs:

      On motion duly made and seconded, it was voted to proceed to the election of officers and directors and the following officers and directors were unanimously elected:

    Name                          Address                        Office
    ----                          -------                        ------
                         18 Royal Crest Drive, Apt. 4
James B. Conway          Nashua, New Hampshire 03060             President

                         18 Royal Crest Drive, Apt. 4
Mary Jane Conway         Nashua, New Hampshire 03060             Vice President

                         18 Royal Crest Drive, Apt. 4
James B. Conway          Nashua, New Hampshire 03060             Treasurer

                         4 Southington Street
Jane B. Conway           Nashua, New Hampshire 03060             Clerk

                         18 Royal Crest Drive, Apt. 4
James B. Conway          Nashua, New Hampshire 03060             Director

                         18 Royal Crest Drive, Apt. 4
Ann N. Conway            Nashua, New Hampshire 03060             Director

                         4 Southington Street
Jane B. Conway           Nashua, New Hampshire 03060             Director

      The President noted to the incorporators that under Section 1244 of the Internal Revenue Code of 1954 as amended by the Technical Changes Act and Small Business Relief Code of 1958, it might be advisable for the incorporators to consider qualifying the stock of this Corporation as "Section 1244 Stock" or "Small Business Stock".

      The President noted that under the law, in order for the stock of this Corporation to qualify so that the stockholders, in the event of loss, could apply such loss on this stock as an ordinary instead of a capital loss for individual income tax purposes, it would be necessary to adopt a formal plan.

      Whereupon a formal plan was presented, and upon motion duly made and seconded, it was

            VOTED: That the subscription for and issuance of the capital stock of this Corporation or the offering for sale, by the Corporation, of its stock and the purchase of it during the next two years be only under the conditions set forth in the following plan:

                                 A PLAN FOR THE
                        OFFERING OF AND SUBSCRIPTION FOR
                              THE CAPITAL STOCK OF
                          CONWAY OFFICE PRODUCTS, INC.

      Whereas, the authorized capital stock of Conway Office Products, Inc. as authorized by the Articles of Agreement of the Corporation is represented by three hundred (300) shares of no par value common stock, and

      Whereas, it is the desire of the incorporators that such stock as is subscribed for and purchased be qualified as "Small Business Stock" so that same may be entitled to the ordinary loss benefits as granted by Section 1244 of the Internal Revenue Code of 1954 and amendments thereto, including the Technical Changes Act of 1958,

                                 NOW THEREFORE,

      1. This Corporation shall offer for subscription and issue its authorized capital stock for a period of two (2) years, effective upon the plan's adoption this 30TH day of MARCH, 1976, and terminating on the 29TH day of MARCH, 1978, or upon such earlier date as the Board of Directors shall vote to terminate the plan, provided nevertheless that the aggregate amount received therefor plus the amount of money or other property received during said two (2) year period as a contribution to capital or paid-in surplus shall not exceed $500,000.00; and thereafter shall not offer or issue any portion of same not then sold or subscribed for, and further, during said two (2) year period shall not offer any other stock of any class, nature or description.

      2. This Corporation shall and must issue its capital stock as above referred to only for money or property, other than stock or securities, and in no event shall any stock be issued for services.

      3. This plan shall be amendable only by the consent of all of the stockholders of record during the two (2) year period above referred to.

      After the adoption of the foregoing plan, on motion, duly made and seconded, it was unanimously

            VOTED: That the stock presently to be issued pursuant to such plan shall be one hundred (100) shares of no par common stock for the sum of Two Hundred Forty Dollars ($240.00) each in cash or a total sum of Twenty-Four Thousand Dollars ($24,000.00).

            VOTED: That the remaining two hundred (200) shares of the authorized no par common stock shall be issued at such times and to such persons as the Board of Directors may from time to time determine; provided, however, that such issuance shall be in accordance with the Plan heretofore adopted and provided further that the consideration therefor shall in actual value in money be at least equal to the par value thereof.

            There being no further business to come before the meeting, on motion duly made and seconded, it was unanimously

            VOTED: To adjourn.

      A true record, attest:


                                                            /s/ Jane B. Conway
                                                           -------------------
                                                             Temporary Clerk

      We, the undersigned, being the Treasurer and all of the members of the Board of Directors elected at the organization meeting of Conway Office Products, Inc. hereinbefore set forth, do hereby severally take oath that the foregoing is a true record of the organization of the said Corporation and contains the original of the Articles of Agreement, the date of the said organization meeting, the names and addresses of the officers and Directors and the original record of the organization meeting, except the By-Laws, duly attested by the Temporary Clerk, and that the consideration for which the stock with par value is to be presently issued is, to the best of the knowledge, information and belief of the undersigned, of actual value in money as represented in the foregoing record.


                                                        /s/ James B. Conway
                                                       ----------------------
                                                             Treasurer


                                                        /s/ James B. Conway
                                                       ----------------------
                                                             Director


                                                        /s/ Jane B. Conway
                                                       ----------------------
                                                             Director


                                                        /s/ Ann N. Conway
                                                       ----------------------
                                                             Director

State of New Hampshire   }
                         } ss
County of Hillsborough   }

Subscribed and sworn to before
me this 30TH day of MARCH 1976.


/s/ ILLEGIBLE
-------------------         [NOTARY PUBLIC SEAL]
  Notary Public

                             STATE OF NEW HAMPSHIRE

Filing fee:         $ 25.00                                      Form No. 14
+ Licensing tee:    $ 1,540.00 (See Section 136 II               RSA 293-A:61
Total fees          $ 1,565.00  and Note 6)
Use black print or type.
Leave 1" margins both sides.
                                                                    FILED
                             ARTICLES OF AMENDMENT                 MAR 1987
                                     to the                     NEW HAMPSHIRE
                           ARTICLES OF INCORPORATION          SECRETARY OF STATE
                                       OF
                          CONWAY OFFICE PRODUCTS, INC.
                          ----------------------------

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

      FIRST: The name of the corporation is CONWAY OFFICE PRODUCTS, INC.

      SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders, (Note 1) of the corporation on December 28, l986, in the manner prescribed by the New Hampshire business Corporation Act: (Insert Amendments)

        RESOLVED: Amend Article V of the Articles of Agreement of Conway
                  Office Products, Inc., by deleting present Article V in its entirety and substituting in place thereof the following, the effect of which is to increase the authorized capital stock from three hundred (300) shares of no par value stock to thirty thousand (30,000) shares,:

                  "ARTICLE V. The authorized capital stock of this Corporation shall consist of thirty thousand (30,000) shares of no par value stock. All stock shall be issued at such times and on such terms as the incorporators, at the organization meeting or any adjournment thereof, or the Directors may authorize and determine. No pre-emptive rights shall inure to any shares of capital stock authorized hereunder, and no stockholders shall have pre-emptive or preferential rights of subscription or purchase of any capital stock of this Corporation."

             [if more space is needed, attach additional sheets(s)]

(ARTICLES OF AMENDMENT TO THE                                       Form No. 14
ARTICLES OF INCORPORATION)                                            (Cont.)

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was -100-; and the number of shares entitled to vote thereon was -98-; -2- shares were held by the Corporation as Treasury stock.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (Note 2)

          Class                                        Number of Shares
          -----                                        ----------------
No par value, common capital stock                      -98- shares

      FIFTH: The number of shares voted for such amendment was -98-; and the number of shares voted against such amendment was -0- (Note 2)

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (Note 2)

          Class                                        Number of Shares voted
          -----                                        ----------------------
                                                       For            Against
                                                       ---            -------
    NOT APPLICABLE

      SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: (Note 3)

    NOT APPLICABLE

(ARTICLES OF AMENDMENT TO THE                                       Form No. 14
ARTICLES OF INCORPORATION)                                            (Cont.)

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital, expressed in dollars, as changed by such amendment, are as follows: (Note 2)

    NOT APPLICABLE


Dated February 17, 1987.
                                        CONWAY OFFICE PRODUCTS, INC.(note 4)


                        (Initials JBC)  /s/ James Conway            (note 5)
                                        ----------------------------
                                        Its President


                        (Initials ANC)  /s/ Ann N. Conway           (note 5)
                                        ----------------------------
                                        Its Secretary

Notes:      1.    Change to "board of directors" if no shares have been issued.

            2.    If inapplicable, omit.

            3. This article may be omitted if the subject matter is set forth in the amendment or if it is inapplicable.

            4. Exact corporate name of corporation adopting the Articles of Amendment.

            5. Signatures and titles of officers signing for the corporation. Must be signed by President or Vice-President and Secretary or Assistant Secretary.

            6. If amendment increases the authorized stock, include fee according to schedule under RSA 293-A:136 II less amount previously paid in for original record and any increases, provided however that the minimum fee shall be $30.00.


Mail duplicate originals, with total fees to:

Secretary or State, Rm. 204, State House, Concord, NH 03301-4989

Filing fee:         $ 25.00                                      Form No. 14
* License fee:      $______ (See Section 136 II, IV              RSA 293-A:61
Total fees          $______       and Note 7)
Use black print or type.
Leave 1" margins both sides.

                           ARTICLES OF AMENDMENT FILED               FILED
                                     to the                       SEP 30 1988
                            ARTICLES OF INCORPORATION            NEW HAMPSHIRE
                                       OF                    SECRETARY OF STATE
                          Conway Office Products, Inc.

PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

      FIRST: The name of the corporation is Conway Office Products, Inc.

      SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders (Note 1) of the corporation on July 1, 1988, in the manner prescribed by the New Hampshire Business Corporation Act: (Insert Amendments) (Note 2)

Amend Article V of the Articles of Agreement of Conway Office Products, Inc., by deleting present Article V in its entirety and substituting in place thereof the following, the effect of which is to change the par value of the authorized capital stock from "no par value" to a par value of $1.00 per share:

"ARTICLE V. The authorized capital stock of this Corporation shall consist of thirty thousard (30,000) shares of stock having a "par value" of $1.00 per share. All stock shall be issued at such times and on such terms as the incorporators, at the organization meeting or any adjournment thereof, or the Directors may authorize and determine. No pre-emptive rights shall inure to any shares of capital stock authorized hereunder, and no stockholders shall have pre-emptive or preferential rights of subscription or purchase of any capital stock of this Corporation."

              [if more space is needed, attach additional sheet(s)]

(ARTICLES OF AMENDMENT TO THE                                   Form No. 14
ARTICLES OF INCORPORATION)                                        (Cont.)
OF Conway Office Products, Inc.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 9,950; and the number of shares entitled to vote thereon was 9,950

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (Note 3)

      Class                                           Number of Shares
      -----                                           ----------------
Common capital stock                                       9,950

      FIFTH: The number of shares voted for such amendment was 9,950; and the number of shares voted against such amendment was 0 (Note 3)

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (Note 3)

                                                       Number of Shares voted
          Class                                        ----------------------
          -----                                        For            Against
                                                       ---            -------
  Common capital stock                                9,950              0

      SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: (Note 4)

(ARTICLES OF AMENDMENT TO THE                                   Form No. 14
ARTICLES OF INCORPORATION)                                        (Cont.)
OF  Conway Office Products, Inc.

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital, expressed in dollars, as changed by such amendment, are as follows: (Note 3)

The stated capital of the corporation will be $30,000.00

Dated August 31, 1988

                                        Conway Office Products, Inc. (Note 5)
                                        -----------------------------


                                        By /s/ James Conway          (Note 6)
                                           --------------------------
                                        Signature of its President

                                        James Conway
                                        -----------------------------
                                        Print or type name


                                        and /s/ Ann N. Conway        (Note 6)
                                            -------------------------
                                        Signature of its Secretary

                                        Ann N.Conway
                                        -----------------------------
                                        Print or type name

Notes:

1.    Change to "board of directors" if no shares have been issued.

2. If amendment is relating to the authorized capital stock, this form must be accompanied by a certificate from the New Hampshire Insurance Commissioner, 169 Manchester Street, Concord, N.H. 03301, that he has received a statement pertaining to the corporation's capital stock pursuant to RSA 421-B:13, I-a.

3.    If inapplicable, omit.

4. This article may be omitted if the subject matter is set forth in the amendment or if it is inapplicable.

5.    Exact corporate name of corporation adopting the Articles of Amendment.

6. Signatures and titles of officers signing for the corporation. Must be signed by President or Vice-President and Secretary or Assistant Secretary.

7. If amendment increases the authorized stock, include fee according to schedule under RSA 293-A:136 II less amount previously paid in for original authorization and prior increases, provided however that the minimum fee shall be $30.00.

Mail fee and DUPLICATE ORIGINALS (ORIGINAL SIGNATURES ON BOTH) to:
Secretary of State, Rm. 204, State House, Concord, NH 03301-4989